UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 21, 2026) September 17, 2026

Trio Petroleum Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, 621 NW 53rd Street Ste 125

Boca Raton, FL 33487

(713) 273-2271

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 17, 2026, Trio Petroleum Canada, Corp. (“Trio Canada”), a wholly owned subsidiary of Trio Petroleum Corp (the “Company”), entered into a Farmout Agreement (the “Agreement”), with Croverro Energy Ltd. (“Croverro”), pursuant to which Croverro has granted to Trio Canada the right to earn working interests in the petroleum and natural gas rights within certain properties in Alberta and Saskatchewan so described in the Agreement (“Farmout Lands”), through the funding by Trio Canada of up to seven earning programs (“Earning Programs”), with each such Earning Program intended to drill and equip two test wells within areas chosen by Trio Canada and Croverro on the Farmout Lands. Croverro will provide notice to Trio Canada regarding the first such Earning Program by October 1, 2026 (the “Initial Earning Program”), and if Trio Canada so chooses to participate in such Earning Program, Trio Canada will provide Croverrio with a prospect fee in the amount of $450,000 (“Prospect Fee”), or, if Trio Canada chooses not to participate, the Agreement will be deemed to be terminated in accordance with its terms.

After the completion of the Initial Earning Program, Trio Canada will have the option participate in up to an additional six Earning Programs. Trio Canada will be given the option to participate in each such subsequent Earning Program, and if at any time Trio Canada chooses not to participate in any such Earning Program, Croverro will no longer have an obligation to offer Trio Canada the option to participate in any further Earning Programs (subject to certain exceptions as noted in the Agreement). In the event Trio Canada does not participate in all seven potential Earning Programs, Croverro will reimburse Trio Canada a pro rata share of the Prospect Fee for any Earning Programs Trio Canada did not participate. In connection with each Earning Program, Croverro will act as the initial operator for operating procedures applicable to each such Farmout Lands, however Trio Canada will be permitted to take over such operatorship in the case of a change of control or termination of key personnel at Croverro.

For each Earning Program for which Trio Canada shall participate, Trio Canada will be obligated to pay 100% of the drilling, completion and equipping costs for such Earning Program (the “Earning Costs”). Upon completion of each Earning Program, Trio Canada will then be entitled to 80% of Croverro’s pre-earning work interests of such Farmout Lands, including the test wells therein, until the Earning Costs have been repaid, at which such time Trio Canada’s percentage will be decreased to 60% of such pre-earning work interests (subject to the specific ownership and participation terms applicable to each project).

The Agreement contains standard covenants and rights of the parties, including for certain “tag-along” rights, in the case either party receives an offer from a third party to acquire their interest in the Agreement or in the Farmout Lands, and rights to areas of mutual interest in the proximity to the Farmout Lands.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD

On September 21, 2026, the Company issued a press release announcing the signing of the Agreement. A copy of such release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1*	Farmout Agreement dated September 15, 2026, by and between Trio Petroleum Canada, Corp. and Croverro Energy Ltd.
99.1	Press Release dated September 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted exhibit or schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: September 21, 2026	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer

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